Hoogendoorn & Company
                                                         Chartered Accountants
                                                         406-455 Granville St.
                                                      Vancouver, B.C.  V6C 1T1
                                                           Ph:  (604) 687-3773
                                                    Facsimile:  (604) 936-0374
                                                 Email:  hoogendoorn@telus.net




           CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



    Health Anti-Aging Lifestyle Options Inc.
    Suite 210-580 Hornby Street
    Vancouver, B.C.
    V6C 3B6


    We hereby consent to the use of our report relating to the consolidated financial statements of Network Lifestyle Radio Corp. at December 31, 2001 in the Form 8-K\A of Health Anti-Aging Lifestyle Options, Inc. Our report is dated February 18, 2002 (except with regard to Note 11 i which is dated February 28, 2002.)

    Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

    We further consent to the reference to ourselves under the caption "Experts" in the Form 8-K/A.


    Vancouver, Canada
    March 25, 2002

                                            "Matthew Hoogendoorn"

                                            Matthew Hoogendoorn, C.A.